As Filed with the Securities and Exchange Commission on March 27, 2007
Registration No. 333-138802

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIRION HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-4142367
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
3110 Cherry Palm Drive, Suite 340, Tampa, Florida 33619
(Address of Principal Executive Offices)

Sirion Holdings, Inc. 2006 Stock Incentive Plan
(Full Title of the Plan)

Barry S. Butler
Chief Executive Officer
3110 Cherry Palm Drive, Suite 340
Tampa, Florida 33619
(813) 496-7325
(Name, Address and Telephone Number of Agent for Service)
Copies to:
R. Reid Haney, Esq
Mark A. Danzi, Esq.
Hill, Ward & Henderson, P.A.
101 E. Kennedy Boulevard, Suite 3700
Tampa, Florida 33602
(813) 221-3900

DEREGISTRATION OF SECURITIES
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX

DEREGISTRATION OF SECURITIES
     On November 17, 2006, Sirion Holdings, Inc., a Delaware corporation (the “Registrant”), filed a Registration Statement on Form S-8 (No. 333-138802) registering 534,566 shares of its Common Stock, par value $0.0001 per share, to be offered pursuant to the terms of the Sirion Holdings, Inc. 2006 Stock Incentive Plan (the “Registration Statement”).
     The Registrant has terminated the public offering of the securities pursuant to the Registration Statement without any sale of the shares of Common Stock covered thereby. Pursuant to the undertakings contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment to the Registration Statement to deregister all the shares of the Common Stock registered under the Registration Statement. Accordingly, the Registration Statement is hereby amended to remove from registration all of the shares of Common Stock covered thereby.
Item 8. Exhibits.

Exhibit No.	Description
24	Power of Attorney (incorporated herein by reference to the signature page of the Registration Statement)

1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 27th day of March, 2007.

SIRION HOLDINGS, INC.
By:	/s/ Barry S. Butler
	Name:	Barry S. Butler
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Barry S. Butler	Chief Executive Officer & Director	March 27, 2007

Barry S. Butler

/s/ Todd Creech Todd Creech	Chief Financial Officer	March 27, 2007

/s/ Roger Vogel Roger Vogel, M.D.	Director	March 27, 2007

/s/ Kenneth J. Widder ** Kenneth J. Widder, M.D.	Director	March 27, 2007

/s/ Kevin J. Kinsella ** Kevin J. Kinsella	Director	March 27, 2007

**	Executed on behalf of Kenneth J. Widder and Kevin J. Kinsella by Barry S. Butler, as attorney-in-fact and agent, pursuant to the Power of Attorney set forth on the signature page to the Registration Statement, which is referenced as an exhibit to this Post-Effective Amendment to the Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description
24	Power of Attorney (incorporated herein by reference to the signature page of the Registrant’s Registration Statement on Form S-8, filed on November 17, 2006 (No. 333-138802))